UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

FREEDOM PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-184061	45-5440446
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

650 Poydras Street, Suite 1400 Office 15, New Orleans, LA		70130
Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 799-2550

8580 E. Bellewood Place, Denver CO 80237
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On April 28, 2014, Freedom Petroleum, Inc. (the “Company”) entered into a Purchase and Sale Agreement with Lornex Financial Ltd. (“Lornex”) (the “Agreement”) whereby the Company purchased a one hundred percent (100%) working interest in certain oil and gas leases (the “Leases”), which together comprise a parcel of 11,680 acres near the town of Grimshaw in Northern Alberta, Canada from Lornex.  In exchange for the Leases, the Company will pay an aggregate of four hundred thousand dollars (US$400,000) (the “Purchase Price”) incrementally, at an agreed upon payment schedule, following the completion of certain administrative benchmarks as set forth in the Agreement, such as the requirement to provide certain financial materials regarding the Leases to the Company; such benchmarks are also therefore a condition to closing.  Also under the Agreement, the Company will pay a 10% landowner’s royalty to Lornex who will deliver a ninety percent (90%) net revenue interest in the Leases to the Company; the Company shall maintain a 100% working interest in the Leases. The closing of the transaction, and transfer of title from Lornex to the Company, shall occur within 30 days after payment of the full Purchase Price; provided however, that it shall not take place later than 300 days following the signing of the Agreement.

Until the Purchase Price is paid in full, Lornex shall pay all rental fees associated with the Leases.  The Company maintains the right to surrender in whole or part any of the Leases by non-payment of delay rentals, provided that the Company gives Lornex at least 60 days prior written notice.  If Lornex does not agree to the surrender, the Company must assign all interest conveyed pursuant to the Agreement on the Lease(s) to Lornex absolutely free and clear of any liens, overriding royalty or other encumbrances of any kind whatsoever other than those in existence at the time of the Agreement or placed thereon pursuant thereto.

The Agreement contains representations, warranties and covenants by the Company and Lornex that are customary for transactions of this type such as (i) in the case of the Company: organization, good standing and qualification to do business; capitalization; authorization and enforceability of the transaction and transaction documents; consents being obtained or not required to consummate the transaction; and compliance with securities laws; and (ii) in the case of Lornex: ownership of the property and lack of asserted defaults.

 Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Purchase and Sale Agreement by and between Freedom Petroleum, Inc., and Lornex Financial Ltd. dated April 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2014	Freedom Petroleum, Inc.

	By:	/s/ Anton Lin
Anton Lin, CEO